CONSTRUCTION NOTE

$10,000,000.00                                      Omaha, Nebraska
February 28, 2017

FOR VALUE RECEIVED, the undersigned, Cardinal Ethanol, LLC, an Indiana limited liability company (“Borrower”), hereby promises to pay to the order of First National Bank of Omaha (together with any subsequent holder hereof, “Lender”) at its offices in Omaha, Nebraska or at such other place as directed by the holder of this Construction Note, on the Soybean Facility Completion Date as defined in the First Amended and Restated Construction Loan Agreement dated as of June 10, 2013, (as the same may be amended, restated, supplemented or otherwise modified from time to time, including, but not limited to that certain Tenth Amendment of First Amended and Restated Construction Loan Agreement of even date with this Construction Note (the “Tenth Amendment”), the “Credit Agreement”), between Borrower and Lender, the aggregate unpaid principal amount of up to Ten Million and No/100 Dollars ($10,000,000.00) or the amount of advances hereunder made by Lender to Borrower under the Construction Loan pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower may take advances on this Construction Note as provided for in the Tenth Amendment and otherwise in the Credit Agreement and as provided for in the Soybean Facility Disbursing Agreement referenced in the Tenth Amendment.

Borrower promises to pay interest at the post maturity or default rate of interest provided for in the Credit Agreement, on demand, on the terms and conditions set forth in the Credit Agreement. To the extent permitted by law, should legal action or an attorney be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

All borrowings evidenced by this Construction Note and all payments and prepayments of the principal hereof and the date thereof will be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Construction Note and the Credit Agreement.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of Lender upon the occurrence of an Event of Default as set forth under the Credit Agreement or any other Loan Document. If the maturity date of this Construction Note is accelerated as a consequence of an Event of Default, then Lender shall have all the rights and remedies provided for in the Credit Agreement, the other Loan Documents or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of Lender provided in the Credit Agreement, the other Loan Documents or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power,

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privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, Lender's waiver of an Event of Default shall not constitute a waiver of acceleration in connection with any future Event of Default. Lender may rescind any acceleration of this Construction Note without in any way waiving or affecting any acceleration of this Construction Note in the future as a consequence of an Event of Default. Lender's acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this Construction Note made by Lender.
All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

This Construction Note is issued in connection with, is governed by, and is entitled to the benefits of, the Credit Agreement which, among other things, provides for the acceleration of the maturity hereof upon the happening of certain events and collateral securing this Construction Note, all upon the terms and conditions therein specified. Capitalized terms used but not defined in this Construction Note shall have the meaning given to such terms in the Credit Agreement.

THIS CONSTRUCTION NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA.

CARDINAL ETHANOL, LLC,
an Indiana limited liability company

By:    /s/ William J. Dartt
Title:    CFO

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